EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECURITIES AND EXCHANGE ACT OF 1934
RULE 13a-14(d)/15d-14(d)

I, Jerry Lepore, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2019 of MobileSmith, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 29, 2020	By:	/s/ Jerry Lepore
Jerry Lepore
Chief Executive Officer (Principal Executive Officer)